                                                   Exhibit 10.1

AIRCRAFT PURCHASE AGREEMENT
(48112)

This Aircraft Purchase Agreement (the “Agreement”) is entered into this 11th day of September 2006, between Aero California S.A. de C.V., a Mexican Corporation located at Arquiles Serdan 1995, La Paz, Baja California 23000, Mexico (“Aero California”), Interglobal, Inc., a Nevada corporation, located at 2533 North Carson Street, Suite 1747, Carson City, Nevada 98706 (“Buyer”; together Aero California the “Buyer Parties”), and PLM Equipment Growth Fund V Liquidating Trust, a liquidating trust, located at 405 Lexington Avenue, New York, New York 10104 (as successor in interest to PLM Equipment Growth Fund V) (“Seller”).

WHEREAS, Buyer and Seller are parties to that certain Aircraft Lease Agreement (48112) dated as of August 1, 2000 (as supplemented and amended from time to time, the “Lease (48112)”) with respect to one McDonnell Douglas model DC-9-32 Aircraft bearing serial number 48112 and equipped with Pratt & Whitney model JT8D-15, hushkitted engines (“Aircraft 48112”);

WHEREAS, capitalized terms used in this Agreement and not defined herein shall have the meanings set forth in the Lease;

WHEREAS, pursuant to that certain Aircraft Sublease Agreement dated August 11, 2000 between Buyer as sublessor and Aero California as sublessee (“Sublease”), Aero California is currently in control of the Aircraft;

WHEREAS, Seller desires to sell and Buyer desires to purchase the Aircraft pursuant to the terms and conditions set forth in this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to the following:

1.	SALE AND PURCHASE OF THE AIRCRAFT

1.1 Sale of the Aircraft. Seller shall sell to Buyer, and Buyer shall buy from Seller, the Aircraft upon the terms and the conditions of this Agreement. The sale shall be effective upon satisfaction of the conditions precedent set forth in Sections 2.2 and 2.3, below, the payment of the Purchase Price under Section 1.2, and the delivery of the items listed in Sections 2.2 and 2.3, below.

1.2 Purchase Price and Deposit. The total purchase price for the Aircraft shall be US$300,000.00 (the "Purchase Price"). The Purchase Price shall be funded to the law firm of McAfee and Taft, acting as escrow agent (“Agent”), prior to closing in accordance with that certain Escrow Agreement among Seller, the Buyer Parties and Agent dated as of the date hereof (the “Escrow Agreement”). At closing, Agent shall release the funds to Seller without further instruction of Buyer, and Agent shall date and thereafter release documents to both Seller and Buyer consistent with the terms of the Escrow Agreement. Seller and Buyer shall each be responsible for 50% of the fees and expenses of Agent pursuant to the Escrow Agreement.

1.3 Taxes. The Buyer Parties shall be responsible for the payment of all sales, use, value added, personal property, and other taxes, duties, and charges of any kind imposed, levied, or assessed in connection with the sale of the Aircraft, other than taxes based on or measured by net or gross income of Seller or any taxes that relate to or arise out of any period prior to the effective date of the sale (“Taxes”). Buyer shall promptly pay to the appropriate taxing jurisdiction the amount of all Taxes, and shall send to Seller evidence of the payment of such Taxes or evidence of any exemptions to applicable Taxes.

2.	CLOSING AND DELIVERY

2.1 Closing. The closing shall occur, subject to compliance by the parties of their respective obligations, at such time and location as the parties may agree on or prior to September 11, 2006 (the “Closing”).

2.2 Seller’s Conditions Precedent. Seller’s obligation to sell and deliver the Aircraft to Buyer shall be subject to the satisfaction of each of the following conditions:

(a) Seller shall have received from the Buyer Parties the Purchase Price, paid in full;

(b) Buyer shall have confirmed to Seller the location of the Aircraft at the time of Closing and either paid any applicable taxes or provided Seller with any documentation that may be reasonably required by Seller with respect to any sales tax exemptions to be claimed by Buyer pursuant to Section 1.3, above;

(c) Buyer shall have delivered to Agent an undated and executed Delivery and Acceptance Receipt in the form of Exhibit B to this Agreement as to the Aircraft to be dated by the Agent at Closing;

(d) Buyer shall have delivered to Agent an undated and executed Lease Termination in the form of Exhibit C to this Agreement as to the Aircraft (the “Lease Termination”) to be dated by the Agent at Closing; and

(e) Buyer and Aero California shall have delivered to Agent an undated and executed Sublease Termination in the form of Exhibit D to this Agreement as to the Aircraft (the “Sublease Termination”) to be dated by the Agent at Closing.

2.3 Buyer’s Conditions Precedent. Buyer’s obligation to purchase and take delivery of the Aircraft from Seller shall be subject to satisfaction of each of the following conditions:

(a) Seller shall have delivered to Agent an undated and executed Bill of Sale in the form attached hereto as Exhibit A to this Agreement as to the Aircraft to be dated by the Agent at Closing;

(b) Seller shall have delivered to Agent an undated and executed Lease Termination signed by Seller to be dated by the Agent at Closing;

(c)  Seller shall have delivered to Agent an undated and executed Sublease Termination signed by Seller to be dated by the Agent at Closing; and

(d)  Seller shall have delivered to Agent an undated and executed complete Release of Guaranty in favor of Aero California’s parent corporation, CITS Transportes, S.A. de C.V. (“Guarantor”) in the form attached hereto as Exhibit E to this Agreement to be dated by the Agent at Closing.

2.4  Deliveries by Buyer and Seller. Prior to Closing, each of Buyer and Seller shall deliver the documents identified in Section 2.2 and 2.3 of this Agreement and as further specified in Exhibit B to the Escrow Agreement in the condition described thereon.

2.5 Delivery Location; Risk of Loss. The costs of delivery shall be at Buyer’s expense. Buyer acknowledges that Buyer and Aero California are and will be in control of the Aircraft at Closing and are solely responsible for locating the Aircraft at a suitable delivery location acceptable to Seller and Buyer (the “Delivery Location”), and the costs thereof. Seller and Buyer agree to cooperate with each other to ensure that the sale and delivery of, and transfer of title to, the Aircraft is completed in a manner such that to minimize any taxes imposed with respect to sale of the Aircraft. Upon Closing (without waiver of Buyer’s obligations, as “lessee” with respect to risk of loss to the Aircraft under the Lease, and without waiver of Aero California’s obligations, as “sublessee” with respect to risk of loss to the Aircraft under the Sublease), Buyer shall be deemed to have accepted and assumed all risk of loss with respect to the Aircraft subsequent thereto, and Buyer shall be responsible for all costs and expenses related to transportation of the Aircraft from the Delivery Location after Closing.

2.6 Termination of Lease and Sublease. Upon satisfaction of the conditions precedent above and the Closing of the transactions hereunder, the Lease and Sublease shall be deemed terminated in accordance with the Lease Termination and the Sublease Termination. The parties acknowledge that Seller, as material consideration for such termination, shall have no obligation to return the security deposit paid by Lessee pursuant to Section 3.4 of the Lease, notwithstanding anything to the contrary in said Section.

3. REPRESENTATIONS AND WARRANTIES OF AERO CALIFORNIA

3.1 No Violation. Aero California has full authority to execute, deliver, and perform this Agreement, and the execution, delivery and performance of this Agreement will not violate any provision of law, any order of any court or any other agency of government, or provision of any indenture, agreement, document or other instrument to which Aero California is bound.

3.2 Valid and Binding Obligations. This Agreement constitutes the legal, valid and binding obligation of Aero California, enforceable against Aero California in accordance with its terms

4. REPRESENTATIONS AND WARRANTIES OF SELLER

4.1 No Violation. Seller has full authority to execute, deliver, and perform this Agreement, and the execution, delivery and performance of this Agreement will not violate any provision of law, any order of any court or any other agency of government, or provision of any indenture, agreement, document or other instrument to which Seller is bound.

4.2 Valid and Binding Obligations. This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

5.	REPRESENTATIONS AND WARRANTIES OF BUYER.

5.1 No Violation. Buyer has full authority to execute, deliver and perform this Agreement and the execution, delivery and performance of this Agreement will not violate any provision of law, any order of any court or any other agency of government, or provision of any indenture, agreement, document or other instrument to which Buyer is bound.

5.2 Valid and Binding Obligations. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

5.3 Condition of the Aircraft. The Aircraft shall be sold by Seller to Buyer “AS IS” and “WHERE IS,” as further described in Section 6.2 below and Buyer expressly agrees to take the Aircraft on such basis. Buyer has based decisions to buy the Aircraft on Aero California’s use under the Lease and the Buyer Parties’ own inspections and review, and Buyer has not relied on any representations or warranties of Seller or Seller’s agents except as expressly set forth in this Agreement.

6. ADDITIONAL WARRANTY TERMS.

6.1 Assignment of Warranties. To the extent that any manufacturers or other similar warranties are still in effect in respect of the Aircraft (other than warranties that by their terms are not assignable), Seller hereby assigns the same to Buyer, such assignment to be effective upon acceptance of the Aircraft as specified above.

6.2 Disclaimer. THE AIRCRAFT SHALL BE SOLD, TRANSFERRED AND ASSIGNED IN ITS “AS IS, WHERE IS” CONDITION AT THE TIME OF DELIVERY AND, WITH THE EXCEPTION OF THE REPRESENTATIONS AND WARRANTIES PROVIDED FOR IN SECTION 4 HEREOF AND IN THE BILL OF SALE DELIVERED HEREUNDER, SELLER MAKES NO WARRANTIES, GUARANTEES OR REPRESENATIONS OF ANY KIND, EITHER EXPRESS OR IMPLED, STATUTORY OR OTHERWISE, THAT SHALL SURVIVE DELIVERY OF THE AIRCRAFT OR OTHER ITEMS DELIVERED BY SELLER TO BUYER HEREUNDER. BUYER WAIVES, RELEASES AND RENOUNCES ALL WARRANTIES, OBLIGATIONS AND LIABILITIES OF SELLER, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE WITH RESPECT TO ANY NONCONFORMANCE OR DEFECT IN THE AIRCRAFT, AIRCRAFT RECORDS OR OTHER THING DELIVERED OR ASSIGNED UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE CONDITON OR AIRWORTHINESS THEREOF, THE EQUIPMENT THEREIN, DAMAGE THERETO, THE LOGS, MANUALS OR OTHER RECORDS THEREOF, THE LOCATION OF THE AIRCRAFT, ANY IMPLIED WARRANTY OF FITNESS OR MERCHANTABILITY, ANY LIABILITY ARISING FROM STRICT LIABILITY IN TORT, PRODUCTS LIABILITY, IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, OR LOSS OR USE, PROFIT OR OTHER CONSEQUENTIAL DAMAGES.

7.	INDEMNIFICATION, RELEASE AND INSURANCE.

7.1 Indemnification by Buyer. The Buyer Parties jointly and severally agree to indemnify, reimburse, and hold harmless Seller from and against all claims, damages, losses, liabilities, demands, suits, judgments, causes of action, civil and criminal legal proceedings, penalties, fines, and other sanctions, and any reasonable attorney fees and other reasonable costs and expenses, (collectively, “Claims”), arising (a) from any breach by Buyer of any representation, warranty or covenant by Buyer under this Agreement (b) after the Closing in any manner out of the Buyer’s purchase, acceptance, ownership, possession, use, maintenance, or operation of the Aircraft. The Buyer waives and releases Seller from any existing or future claims in any way connected with injury to or death of the Buyer’s personnel, loss or damage of the Buyer’s property, or loss of use of any property, which may result from or arise in any manner out of the ownership (other than as set forth in Seller’s indemnity below and other than with respect to the quality of title conveyed to Buyer), condition, use or operation of the Aircraft or be caused by any defect in the Aircraft.

7.2 Indemnification by Seller. Seller agrees to indemnify, reimburse, and hold harmless the Buyer Parties from and against all Claims, arising (a) from any breach by Seller of any representation, warranty or covenant by Seller under this Agreement, and (b) the ownership (but not the use) of the Aircraft arising prior to Closing, but specifically excluding any injury to or death of any person, and for any loss of, damage to, or destruction of any property whatsoever, in any manner, arising out of the possession, delivery, non-delivery, condition, maintenance, lease, disposition, operation or use of the Aircraft.

7.3 Release by Buyer and Aero California. The Buyer Parties hereby release and forever discharge Seller from and against any and all claims, damages (whether direct, indirect, incidental, special or consequential), losses, charges, fees, liabilities, obligations, demands, suits, judgments, actions and other legal proceedings (whether civil or criminal), penalties, fines, sanctions, and any reasonable costs, expenses and attorneys' fees imposed on or asserted against Seller of any and every kind and nature except to the extent arising under this Agreement or under that certain Aircraft Purchase Agreement (47648 and 47666) between Buyer and Seller dated as of April 1, 2005 (the “Other Purchase Agreement”).

7.4 Release by Seller. Seller hereby releases and forever discharges the Buyer Parties from and against any and all claims, damages (whether direct, indirect, incidental, special or consequential), losses, charges, fees, liabilities, obligations, demands, suits, judgments, actions and other legal proceedings (whether civil or criminal), penalties, fines, sanctions, and any reasonable costs, expenses and attorneys' fees imposed on or asserted against Buyer of any and every kind and nature except to the extent arising under this Agreement or the Other Purchase Agreement.

7.5 Insurance. For a period of two years commencing on the Closing date, the Buyer Parties shall, at their sole expense, maintain or cause to be maintained with a reputable insurer in a leading insurance market aircraft third-party legal liability insurance covering Seller and Seller’s affiliated, parent, and subsidiary companies, and their respective officers, directors, shareholders, employees, agents, contractors, successors and assigns as additional insureds for a combined single limit in the amount of not less than the greater of (i) $300,000,000.00 for any one occurrence, and (ii) the amount of liability coverage applicable to the other aircraft owned, possessed, conditioned, maintained, disposed or leased by Buyer and all affiliates of Buyer of the same or similar type as the Aircraft. Such insurance shall waive any right of subrogation of the insurers against each additional insured and shall provide that, in the respective interest of each additional insured and such policy, the insurance shall not be invalidated by any action or inaction of Buyer or any third-party and shall insure the respective interest of the additional insureds, as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Buyer or any third-party. Such insurance shall be primary, without a right of contribution from any other insurance that is carried by any additional insured and shall expressly waive any right of the insureds to said offered counterclaim, whether by attachment or otherwise, in respect to any policies, endorsements or coverages described herein and which relate to any liability of any additional insureds. Buyer shall provide Seller with a certificate of insurance on or prior to the Closing date and upon Seller’s request at any time (but not more than once per year) prior to the second anniversary of the Closing date. In the event Buyer sells the Aircraft to any party other than an affiliated company, the Buyer Parties shall only be obligated to provide the insurance described in this Section to Seller to the extent that the subsequent purchaser or operator of the Aircraft provides such insurance for any one or more of the Buyer Parties.

8. FURTHER ASSURANCES. The parties hereto agree to cooperate with each other, in the obtaining of necessary licenses, permits, registrations, deregistrations, terminations and authorization contemplated hereby or by the terms hereof, in the execution and filing of any documents or instruments required to give effect to this Agreement, in establishing, maintaining, and protecting the rights and remedies of each of the parties, and in carrying out the intent and purpose of this Agreement.

9.	GENERAL PROVISIONS

9.1 Severance. If any one or more terms of this Agreement shall be adjudged invalid or unenforceable in any respect, such terms shall be severed from this Agreement and the remainder of this Agreement shall be valid and enforceable.

9.2 Counterparts and Facsimile. This Agreement may be executed in two or more counterparts each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument. A facsimile of this Agreement and facsimile signature or any counterpart hereto will be deemed an original for all evidentiary and commercial law purposes; however, such provision shall not excuse the parties from delivery to Agent of originally-signed documents under this Agreement, including, this Agreement and all exhibits hereto.

9.3 Modification. None of the terms and conditions of purchase herein set forth may be added to, modified, superseded or otherwise altered except by a written instrument signed by Seller and Buyer.

9.4 Force Majeure. Seller shall be relieved of its obligations hereunder if the performance hereof is delayed or prevented or interrupted by any cause beyond its reasonable control, including, but not limited to, acts of God, public enemies, war, civil disorder, fire, flood, explosion, labor disputes or strikes, shortage of materials, failure of plant machinery, or any acts or orders of any governmental authority.

9.5 Merger and Survival. This Agreement and the documents delivered pursuant hereto constitute the entire agreement and understanding between Aero California, Seller, and Buyer and supersede any prior agreement or understanding related to subject matter of this Agreement. Sections 2, 3, 4, 5, 6, 7, and 8 of this Agreement shall survive the execution and delivery of this Agreement and delivery of the Aircraft.

9.6 Construction and Governing Law. This Agreement has been entered into and shall be governed and interpreted under the laws of the State of New York as applicable in all respects including matters of construction, validity, enforcement and performance, but not as to choice of law.

9.7 Notices. Any notice required or permitted under this Agreement shall be in writing and delivered by certified mail to the respective parties at the addresses provided on the first page to this Agreement or such address as a party may specify from time to time pursuant to a valid written notice hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Aircraft Purchase Agreement on the date first written above.

SELLER:	BUYER:
PLM EQUIPMENT GROWTH FUND V  INTERGLOBAL, INC.
LIQUIDATING TRUST

By: __________________   By: __________________

Name: __________________   Name: __________________

Title: __________________   Title: __________________

AERO CALIFORNIA:
AERO CALIFORNIA S.A. DE C.V.

By: __________________

Name: __________________

Title: __________________